Exhibit 99.1

News Release

For Immediate Release

USA Technologies Contact: George R. Jensen, Jr., Chairman & CEO Stephen P. Herbert, President & COO e-mail: sherbert@usatech.com	Investor Relations Contact: Jody Burfening Amy Gibbons e-mail: jburfening@lhai.com e-mail:agibbons@lhai.com Phone: (212) 838-3777

USA Technologies, Inc. Extends Rights Offering

Malvern, PA – June 10, 2010. USA Technologies, Inc. (NASDAQ: USAT), announced today that the Company has approved an extension of its ongoing subscription rights offering. Accordingly, holders of the subscription rights will now have until 5:00 p.m., New York City time, on July 22, 2010, to exercise their rights. The rights offering was originally scheduled to expire at 5:00 p.m. on June 9, 2010. The rights offering will not be extended beyond the new July 22, 2010 expiration date.

Under the terms of the rights offering, the Company distributed at no charge to the holders of its common stock and its publically traded warrants as of May 19, 2010, non-transferable subscription rights to purchase up to an aggregate of $7,521,891 of new shares of common stock and related warrants. Each right entitles the holder to purchase 1 share of common stock at the subscription price of $.90 per share of common stock and a related warrant that would entitle the holder to purchase one share of common stock at the exercise price of $1.13 per share of common stock.

During the extended offering period for the rights offering, any person who received subscription rights from the Company during the original offering period may exercise those rights that have not already been exercised. Other than the extension of the expiration date of the rights offering, all of the offering terms described in the Company’s prospectus dated May 21, 2010, remain the same and apply during the extended period of the offering.

The Company intends to use the proceeds of the rights offering for general corporate purposes, including providing financing for the manufacture of its ePort cashless payment products anticipated to be used by its customers participating in its Jump Start Program.

The Company has engaged Source Capital Group, Inc. to act as the dealer-manager for the rights offering and MacKenzie Partners, Inc. to act as the information agent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities may only be offered by means of a prospectus, additional copies of which may be obtained by contacting the information agent, MacKenzie Partners, Inc., at 105 Madison Avenue, New York, NY 10016, toll-free: (800) 322-2885, collect: (212) 929-5500 or by e-mail request to usatrights@mackenziepartners.com.

About USA Technologies:

USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. The Company has been granted 76 patents and has agreements with AT&T, Visa, Compass and others.

Forward-looking Statements:

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of the Company to retain key customers from whom a significant portion of its revenues is derived; the ability of the Company to compete with its competitors to obtain market share; the ability of the Company to estimate, anticipate, or control its cash and non-cash expenses, costs, or charges; the ability of the Company to obtain widespread and continued commercial acceptance of it products or services; whether the Company’s common stock and publicly traded warrants would continue to meet the eligibility requirements for continued listing on the NASDAQ Stock Market, LLC; whether the Company’s existing or anticipated customers lease or purchase e-Port devices in the future at levels currently anticipated by the Company; or whether the Company’s existing or anticipated customers participate in the Company’s Jump Start program in the future at levels currently anticipated by the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.